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                                  EXHIBIT 23.2

                CONSENT OF ROMITO, TOMASETTI & ASSOCIATES, P.C.,
                              INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the shares of Common Stock issuable pursuant to the Employee Stock Purchase Plan of Interactive Group, Inc. and shares of Common Stock issuable pursuant to the 1997 Nonstatutory Stock Option Plan of Interactive Group, Inc., of our report dated March 17, 1995 with respect to the combined financial statements of Intrepid Software, Inc. included in the Form 10-K filed with the Securities and Exchange Commission for Interactive Group, Inc. for its fiscal year ended December 31, 1996.



                                            ROMITO, TOMASETTI & ASSOCIATES, P.C.



Burlington, Massachusetts
June 27, 1997